UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2015

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Effective April 8, 2015,  the board of directors (the “Board”) of The Michaels Companies, Inc. (the “Company”) voted to increase the size of the Board from eleven directors to twelve directors and appointed Karen Kaplan to the Board to fill the resulting vacancy.  Ms. Kaplan will serve on the Board’s Audit Committee (the “Audit Committee”).

Since 2013, Ms. Kaplan has served as Chairman and Chief Executive Officer of Hill Holliday, Inc., one of the nation’s largest advertising agencies.  Ms. Kaplan has served in various roles for Hill Holliday since 1982.  Ms. Kaplan is a Trustee of Fidelity Investments, a multinational financial services corporation, where she serves on the Audit Committee and Governance and Nominating Committee, and a member of the board of directors of Vera Bradley, Inc., a design company, where she serves on the Compensation Committee.   Ms. Kaplan holds a B.A. from the University of Massachusetts.

Ms. Kaplan will participate in the Company’s standard independent director compensation program. Pursuant to this program, Ms. Kaplan will receive the following compensation in connection with her service on the Board:

•                  annual retainer of $50,000 for service as a Board member

•                  annual retainer of $10,000 for service as an Audit Committee member

•                  an additional $1,500 for in person attendance, or $750 for telephonic attendance, for any Company Board or Committee meetings in excess of ten aggregate meetings in a fiscal year

•                  a restricted stock grant,  to be valued at $100,000 on the date of grant, to be fully vested on the one year anniversary of the date of grant, for shares of the Company’s common stock

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Kaplan had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Ms. Kaplan and any other person pursuant to which Ms. Kaplan was selected as a director of the Company.

In addition, Ms. Kaplan and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193000) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.29 to the Registration Statement.

Additionally, on April 8, 2015, Todd M. Cook and Jill A. Greenthal each informed the Board of their respective decisions not to stand for re-election as a director at the Company's Annual Meeting of Stockholders to be held on June 3, 2015.  In each case, the decision not to stand for re-election is not as a result of any disagreement with the Company.  In addition, Ms. Greenthal resigned as a member of the Audit Committee effective April 8, 2015.  Mr. Cook is a managing director at Bain Capital, LLC and Ms. Greenthal is a senior advisor at The Blackstone Group.  The Board wishes to thank Mr. Cook and Ms. Greenthal for their service and numerous contributions to the Company.

As part of its ongoing restructure, the Board has also appointed the Company’s Chief Executive Officer and director, Carl S. Rubin, as Chairman.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

      By:  /s/ Michael J. Veitenheimer

    Michael J. Veitenheimer

    Senior Vice President, Secretary

and General Counsel

Date: April 13, 2015